UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2016

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2016, Universal Logistics Holdings, Inc. (the “Company”) issued a press release announcing the Company's financial and operating results for the thirteen and twenty-six weeks ended July 2, 2016, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2016, the Board of Directors (the “Board”) of the Company elected Grant E. Belanger to the Board, effective July 27, 2016, to serve as a director of the Company until its Annual Meeting of Shareholders to be held in 2017. In connection with Mr. Belanger’s election to the Board, he was also designated as a member of the Audit Committee of the Board.

Mr. Belanger retired in October 2015 from Ford Motor Company (“Ford”), where he held various management positions for 30 years. From September 2013 to October 2015, Mr. Belanger was the Executive Director of Material Planning and Logistics, which is responsible for coordinating Ford’s production processes and optimizing its global supply chain. From May 2011 to September 2013, Mr. Belanger served as Deputy General Manager and a member of the board of directors of Ford Otosan, a publicly traded joint venture between Ford and Koc Holding located in Kocaelli, Turkey. Prior to that time, Mr. Belanger held other management positions at Ford in manufacturing, purchasing and material planning and logistics in North America and South America. He is currently the principal of G. Belanger Consultants LLC, which provides various management consulting services. Mr. Belanger holds a Bachelor of Science in Business Administration from the University of Arizona and an M.B.A. from Syracuse University.

There are no arrangements or understandings between Mr. Belanger and any other persons pursuant to which Mr. Belanger was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Belanger or any member of his immediate family has a direct or indirect material interest. Mr. Belanger will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company, as described in more detail in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders under the heading “Additional Disclosures Regarding Director Compensation.”

Item 8.01 Other Events.

On July 28, 2016, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on August 8, 2016, and is expected to be paid on August 18, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Press Release dated July 28, 2016 announcing the Company's financial and operating results for the thirteen and twenty-six weeks ended July 2, 2016, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: July 29, 2016	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1

Press Release dated July 28, 2016 announcing the Company's financial and operating results for the thirteen and twenty-six weeks ended July 2, 2016, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.